EXHIBIT 10.17a


                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         This FIRST AMENDMENT, made as of the 1st day of February, 1998, to the Employment Agreement, made as of the 1st day of March, 1997, (the "Agreement") between THE UNITED ILLUMINATING COMPANY, a Connecticut corporation (the "Company") and ANTHONY J. VALLILLO, an individual (the "Executive"),

                                WITNESSETH THAT:

     (1) The Company and the Executive hereby agree to amend the Agreement as set forth in sections (2) and (3) below:

     (2) By deleting the final sentence of Section (4)(b) in its entirety.

     (3) By inserting, following the second sentence of Section (4)(f), the following sentence: "For purposes of this Agreement, Total Compensation is defined as the sum of the Executive's Base Salary and any amount paid or payable to the Executive pursuant to the Company's annual Executive Incentive Compensation Program."

     (4) All the terms and conditions of the Agreement, as amended hereby are and shall remain in full force and effect.

     (5) This First Amendment to the Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first above written.

THE UNITED ILLUMINATING COMPANY

                                                  ATTEST:

By      /s/ Richard J. Grossi
   -------------------------------
   Its Chairman of the
   Board of Directors and
   Chief Executive Officer
                                                          /s/ Kurt Mohlman
                                                  ------------------------------
                                                            Treasurer and
     /s/ Anthony J. Vallillo                                Secretary
   ------------------------------
         Anthony J. Vallillo